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                                                                    EXHIBIT 99.2
                                                                    ------------

FOR IMMEDIATE RELEASE

    Markland Technologies, Inc. and Eurotech, Ltd. Announce the Retirement of
     100 Million shares of Markland Common Stock in Exchange for $16 Million of Markland Preferred Stock

FAIRFAX, Va.--(BUSINESS WIRE)--March 27, 2003--Eurotech, Ltd. (OTC Pink Sheets:EUOT.PK) and Markland Technologies, Inc. (NASDAQ:BB:MKLD.OB) announced today that they have reached an agreement to consummate a transaction pursuant to which Eurotech will exchange 100 million shares of Markland Common Stock for Series D Convertible Preferred Stock of Markland having a liquidation value of $16 million. The preferred stock is convertible into shares of Markland Common Stock at a percentage of the market price. In connection with the exchange, Markland has secured financing with an outside investor to provide up to $10 million in financing under an equity line.. Both the Series D Convertible Preferred Stock and the equity line will require Markland to file a Registration Statement with the SEC. Subject to the satisfaction of certain conditions outlined in the agreements, the transactions are expected to close on or about April 15, 2003. Eurotech has entered into a separate agreement with an investor to exchange the Markland Series D in consideration for the retirement of certain Eurotech preferred stock held by the investor.

In December 2002 Eurotech exchanged all of its rights to the Acoustic Core(TM) technology relating to illicit materials detection and rights related to certain cryptology technology held by Eurotech's subsidiary, Crypto.com, Inc., for approximately 239,927,344 of the outstanding common shares in Markland. The objective of this transaction was to better focus financial capital, intellectual property and human resources to the emerging growth opportunities presently found in the Homeland Security marketplace through the creation of a publicly traded subsidiary of Eurotech.

About Eurotech, Ltd.

Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential.


About Markland Technologies, Inc.


Markland Technologies, Inc. (OTC:MKLD - News) is positioned in the security sector with integrated security solutions including border security and explosives detection. The Company's emerging technologies and expert services are focused solely to provide customers with the tools necessary to protect personnel, data and infrastructure assets.


The Company is a member of the Homeland Security Industries Association www.hsianet.org.

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For additional information about Markland please visit the Company website at:
www.marklandtech.com




"Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of officials of Eurotech, Ltd. and Markland Technologies (the "Companies") during presentations about the Companies are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").


Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions.


In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management of the Companies, are also forward-looking statements as defined by the Act.


Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Companies' products and technology; a rejection of the Companies' products and technologies by the marketplace; and disputes as to the Companies' intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Companies, their respective technologies, economic and market factors and the industries in which the Companies conduct business, among other things.


These statements are not guarantees of future performance of the Companies and the Companies have no specific intention to update these statements. More detailed information about those factors is contained in the Companies' filings with the Securities and Exchange Commission.